Exhibit 99.1

Press Release

Federated Investors, Inc. Reports First Quarter 2007 Earnings; Total Assets Under Management Surpass Record $250 Billion

•	Equity and fixed-income assets reach record $64 billion

•	Money market assets reach record $186 billion

•	Board increases quarterly dividend 17 percent to $0.21 per share

(PITTSBURGH, Pa., April 26, 2007) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share from continuing operations of $0.50 for the quarter ended March 31, 2007, compared to $0.43 for the quarter ended March 31, 2006, an increase of 16 percent. Federated’s income from continuing operations was $51.8 million for Q1 2007 compared to $46.1 million for Q1 2006. Q1 2007 results include a $1.2 million pre-tax charge, or $0.01 per share after tax, for severance and related expense.

Federated’s total managed assets were a record $250.5 billion at March 31, 2007, up $33.0 billion or 15 percent from $217.5 billion at March 31, 2006 and up $13.1 billion or 6 percent from the $237.4 billion reported at Dec. 31, 2006. Through its mutual funds and separately managed accounts, Federated managed $64.5 billion in equity and fixed-income assets as of March 31, 2007, a 20 percent increase from $53.9 billion as of March 31, 2006. Average managed assets for Q1 2007 were $246.5 billion, up $29.0 billion or 13 percent from $217.5 billion reported for Q1 2006 and up $14.8 billion or 6 percent from $231.7 billion in average managed assets reported for Q4 2006.

“At the end of the quarter, 69 percent of Federated’s domestic stock-fund assets outperformed their Lipper category averages on a one-year basis, which is a noteworthy performance improvement from a year ago,” said J. Christopher Donahue, president and CEO. “Federated continues to strengthen our equity management capacity—most recently through our agreement with Rochdale Investment Management to acquire certain assets related to the strong-performing Rochdale Atlas Portfolio and to hire two members of that fund’s investment management team.”

Federated’s board of directors declared a quarterly dividend of $0.21 per share, an increase of 17 percent from $0.18 per share last quarter. The dividend is payable on May 15, 2007 to shareholders of record as of May 8, 2007. During Q1 2007, Federated purchased 1,229,263 shares of class B common stock for $43.1 million.

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q1 Earnings

April 26, 2007

Federated’s equity assets were a record $41.3 billion at March 31, 2007, up $9.7 billion or 31 percent from $31.6 billion at March 31, 2006 and up slightly from $40.9 billion at Dec. 31, 2006. Federated’s top-selling equity mutual funds on a net basis were: Federated Strategic Value Fund, Federated Muni and Stock Advantage Fund, Federated MDT All Cap Core Fund and Federated Kaufmann Small Cap Fund. Federated saw solid organic growth in its equity separate account products, which had $225 million in net flows during Q1 2007.

Federated’s fixed-income assets were $23.2 billion at March 31, 2007, up $0.9 billion or 4 percent from $22.3 billion at March 31, 2006 and up slightly from $22.9 billion at Dec. 31, 2006. Federated’s top-selling fixed-income mutual funds on a net basis were: Federated Total Return Bond Fund, Federated Total Return Government Bond Fund and Federated Intermediate Municipal Trust. Federated saw solid organic growth in its fixed-income separate account products, which had $236 million in net flows during Q1 2007.

Money market assets in both funds and separate accounts were a record $186.0 billion at March 31, 2007, up $22.4 billion or 14 percent from $163.6 billion at March 31, 2006 and up $12.4 billion or 7 percent from $173.6 billion at Dec. 31, 2006. Money market mutual fund assets increased to a record $163.8 billion at the end of Q1 2007, up $17.8 billion or 12 percent from $146.0 billion at March 31, 2006 and up $8.6 billion or 6 percent from $155.2 billion at Dec. 31, 2006.

Financial Summary

For Q1 2007, revenue increased $25.6 million or 11 percent to $264.4 million compared to $238.8 million for the same quarter last year. The increase in revenue is primarily due to increases in revenue from average money market managed assets ($14.3 million); increases in average equity managed assets due to the MDT acquisition ($9.1 million); and increases in remaining average equity managed assets ($6.2 million). The increases were partially offset by a decrease in revenue from a change in the asset mix of average fixed-income managed assets ($2.6 million). For Q1 2007, Federated derived 48 percent of its revenue from money market assets, 40 percent from equity assets, 11 percent from fixed-income assets and 1 percent from other products and services.

Operating expenses for Q1 2007 increased by $16.0 million or 10 percent to $180.6 million, compared to $164.6 million for Q1 2006. This increase in operating expenses was caused primarily by marketing and distribution expenses related to increased money market managed assets ($8.8 million) and operating expenses related to MDT ($6.9 million).

Federated will host an earnings conference call at 9 a.m. Eastern on April 27, 2007. Investors are invited to listen to Federated’s Q1 earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until May 4, 2007 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 237770.

Federated Reports Q1 Earnings

April 26, 2007

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $250.5 billion in assets as of March 31, 2007. With 151 mutual funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 8 percent of equity fund managers and the top 10 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.

###

1 Strategic Insight, February 28, 2007. Based on assets under management in open-end funds.

Certain statements in this press release, such as those related to strengthening the company’s equity management capacity, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks and uncertainties is the ability of the company to strengthen its equity management capacity and the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be impacted as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Investment Counseling and MDT Advisers, both registered investment advisors.

Federated Reports Q1 Earnings

April 26, 2007

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended March 31,		% Change Q1 2006 to Q1 2007	Quarter Ended Dec. 31, 2006	% Change Q4 2006 to Q1 2007
	2007	2006
Revenue
Investment advisory fees, net	$169,176	$148,055	14%	$166,182	2%
Administrative service fees, net	39,292	36,098	9	38,820	1
Other service fees, net	54,367	52,877	3	53,294	2
Other, net	1,579	1,751	(10)	1,440	10

Total Revenue	264,414	238,781	11	259,736	2

Operating Expenses
Compensation and related	54,185	49,576	9	49,626	9
General and administrative
Marketing and distribution	80,202	70,015	15	74,413	8
Professional service fees	7,638	7,587	1	9,516	(20)
Systems and communications	5,862	4,756	23	5,461	7
Office and occupancy	5,515	5,526	(0)	5,366	3
Advertising and promotional	2,896	3,952	(27)	3,745	(23)
Travel and related	2,738	2,614	5	3,502	(22)
Other	3,813	2,849	34	5,455	(30)

Total general and administrative	108,664	97,299	12	107,458	1
Amortization of deferred sales commissions	12,258	13,508	(9)	12,697	(3)
Amortization of intangible assets	5,523	4,227	31	5,176	7

Total Operating Expenses	180,630	164,610	10	174,957	3

Operating Income	83,784	74,171	13	84,779	(1)

Nonoperating Income (Expenses)
Investment income, net	1,993	3,214	(38)	1,841	8
Debt expense––recourse	(95)	(65)	46	(195)	(51)
Debt expense––nonrecourse	(1,498)	(2,153)	(30)	(1,688)	(11)
Other, net	—	(1)	(100)	(3)	(100)

Total Nonoperating Income (Expenses), net	400	995	(60)	(45)	989

Minority interest	1,376	1,501	(8)	1,406	(2)

Income from continuing operations before income taxes	82,808	73,665	12	83,328	(1)
Income tax provision	31,045	27,580	13	30,185	3

Income from continuing operations	51,763	46,085	12	53,143	(3)

Discontinued operations, net of tax	—	2,836	(100)	135	(100)

Net Income	$51,763	$48,921	6%	$53,278	(3)%

Earnings Per Share—Basic
Income from continuing operations	$0.51	$0.44	16%	$0.52	(2)%
Income from discontinued operations	$—	$0.03	(100)	$0.00	—

Net Income*	$0.51	$0.46	11%	$0.52	(2)%

Earnings Per Share—Diluted
Income from continuing operations	$0.50	$0.43	16%	$0.51	(2)%
Income from discontinued operations	$—	$0.03	(100)	$0.00	—

Net Income*	$0.50	$0.45	11%	$0.51	(2)%

Weighted-average shares outstanding
Basic	101,913	105,639		103,050

Diluted	103,606	108,125		104,636

Dividends declared per share	$0.18	$0.15		$0.18

*	May not sum due to rounding

Federated Reports Q1 Earnings

April 26, 2007

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2007	Dec. 31, 2006
Assets
Cash, restricted cash and other short-term investments	$134,103	$134,943
Other current assets	48,724	47,108
Deferred sales commissions, net	101,884	112,286
Intangible assets, net	487,413	488,650
Other long-term assets	26,744	27,307

Total Assets	$798,868	$810,294

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$132,363	$131,907
Long-term debt—nonrecourse	102,183	112,987
Other long-term liabilities and minority interest	39,570	36,025
Shareholders’ equity excluding treasury stock	1,257,790	1,224,161
Treasury stock	(733,038)	(694,786)

Total Liabilities, Minority Interest and Shareholders’ Equity	$798,868	$810,294

Federated Reports Q1 Earnings

April 26, 2007

Changes in Equity and Fixed-Income Fund Assets

(in millions)

	Quarter Ended
	March 31, 2007	Dec. 31, 2006	March 31, 2006
Equity Funds
Beginning assets	$28,666	$27,171	$26,031

Sales	1,469	1,401	1,517
Redemptions	(1,973)	(1,772)	(1,922)

Net redemptions	(504)	(371)	(405)
Net exchanges	(12)	(13)	20
Acquisition and related	0	0	376
Other*	566	1,879	1,545

Ending assets	$28,716	$28,666	$27,567

Fixed-Income Funds
Beginning assets	$18,113	$18,012	$19,037

Sales	1,224	1,089	1,297
Redemptions	(1,503)	(1,330)	(1,737)

Net redemptions	(279)	(241)	(440)
Net exchanges	2	80	(28)
Acquisition and related	0	73	0
Other*	197	189	10

Ending assets	$18,033	$18,113	$18,579

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Changes in Equity and Fixed-Income Separate Account Assets*

(in millions)

	Quarter Ended
	March 31, 2007	Dec. 31, 2006
Equity Separate Accounts
Beginning assets	$12,228	$11,105

Net customer flows**	225	154
Other**	167	969

Ending assets	$12,620	$12,228

Fixed-Income Separate Accounts
Beginning assets	$4,789	$3,647

Net customer flows**	236	1,062
Other**	103	80

Ending assets	$5,128	$4,789

*	Includes separately managed accounts (SMA), institutional accounts and sub-advised funds (variable annuity and other).
**	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other and the impact of Acquisition related. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income.

Federated began reporting Changes in Equity and Fixed-Income Separate Account Assets in Q3 2006; data for Q1 2006 is not available.

Federated Reports Q1 Earnings

April 26, 2007

(in millions)

MANAGED ASSETS	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
By Asset Class
Equity	$41,336	$40,894	$38,276	$30,523	$31,552
Fixed-income	23,162	22,902	21,659	21,675	22,342
Money market	185,952	173,644	162,808	158,319	163,604

Total Managed Assets	$250,450	$237,440	$222,743	$210,517	$217,498

By Market
Wealth Management & Trust	$109,364	$106,350	$102,878	$100,935	$107,885
Broker/Dealer	107,148	103,081	95,144	84,316	82,969
Global Institutional	24,764	20,785	18,905	19,507	20,441
Other	9,174	7,224	5,816	5,759	6,203

Total Managed Assets	$250,450	$237,440	$222,743	$210,517	$217,498

By Product Type
Mutual Funds:
Equity	$28,716	$28,666	$27,171	$26,488	$27,567
Fixed-income	18,033	18,113	18,012	17,967	18,579
Money market	163,841	155,183	146,841	142,023	145,978

Total Fund Assets	$210,590	$201,962	$192,024	$186,478	$192,124

Separate Accounts:
Equity	$12,620	$12,228	$11,105	$4,035	$3,985
Fixed-income	5,128	4,789	3,647	3,708	3,763
Money market	22,112	18,461	15,967	16,296	17,626

Total Separate Accounts	$39,860	$35,478	$30,719	$24,039	$25,374

Total Managed Assets	$250,450	$237,440	$222,743	$210,517	$217,498

AVERAGE MANAGED ASSETS	Quarter Ended
	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
By Asset Class
Equity	$41,118	$40,066	$36,429	$30,976	$30,696
Fixed-income	23,002	22,624	21,685	21,986	22,743
Money market	182,352	169,008	161,558	160,977	164,061

Total Avg. Assets	$246,472	$231,698	$219,672	$213,939	$217,500

By Product Type
Mutual Funds:
Equity	$28,743	$28,225	$26,550	$27,000	$26,779
Fixed-income	18,013	18,150	18,023	18,244	18,874
Money market	160,325	152,192	145,840	143,794	146,096

Total Avg. Fund Assets	$207,081	$198,567	$190,413	$189,038	$191,749

Separate Accounts:
Equity	$12,375	$11,841	$9,879	$3,976	$3,917
Fixed-income	4,989	4,474	3,662	3,742	3,869
Money market	22,027	16,816	15,718	17,183	17,965

Total Avg. Separate Accts.	$39,391	$33,131	$29,259	$24,901	$25,751

Total Avg. Assets	$246,472	$231,698	$219,672	$213,939	$217,500

ADMINISTERED ASSETS	Quarter Ended
	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
Period End	$17,783	$17,778	$18,423	$18,224	$18,555
Average	$17,762	$18,060	$18,236	$18,298	$18,494